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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 12, 2008

Registration No. 333-138662

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
Form S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Bunge Limited
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0231912 (I.R.S. employer identification number)

Bunge N.A. Finance L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8599780 (I.R.S. employer identification number)

Bunge Limited Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-002-1554 (I.R.S. employer identification number)

50 Main Street
White Plains, New York 10606
(914) 684-2800
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Carla L. Heiss
Assistant General Counsel
(914) 684-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew B. Jánszky, Esq.
Lona Nallengara, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Amount of Registration Fee

Preference shares and common shares of Bunge Limited(2)	(4)	$0

Debt Securities of Bunge N.A. Finance L.P.	(4)	$0

Debt Securities of Bunge Limited Finance Corp.	(4)	$0

Guarantees by Bunge Limited of Debt Securities of Bunge N.A. Finance L.P. and Bunge Limited Finance Corp.(3)	(4)	$0

(1)
An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities.

(2)
Includes such indeterminate number of common shares of Bunge Limited as may be issued upon the exercise, conversion or exchange of, or as bonus issues or dividends on, as the case may be, any preference shares that provide for such exercise, conversion, exchange or payment of bonus issues or dividends.

(3)
Bunge Limited will guarantee the obligations of Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. under their respective debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.

(4)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of the registration fee.

EXPLANATORY NOTE

        This registration statement is post-effective amendment no. 3 to the registration statement on Form S-3 of Bunge Limited (File No. 333-138662) (the "Registration Statement"). This post-effective amendment to the Registration Statement adds Bunge Limited Finance Corp., an indirect 100%-owned subsidiary of Bunge Limited, as a registrant, and includes the registration of debt securities of Bunge Limited Finance Corp. and guarantees thereof by Bunge Limited. This post-effective amendment to the Registration Statement contains a prospectus to be used by Bunge Limited in connection with offerings of its preference shares, which was included in this Registration Statement as originally filed, and to be used by Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. in connection with offerings of their respective debt securities, which are fully, unconditionally and irrevocably guaranteed by Bunge Limited.

PROSPECTUS

Preference Shares of
BUNGE LIMITED

Debt Securities of
BUNGE N.A. FINANCE L.P.
BUNGE LIMITED FINANCE CORP.
fully, unconditionally and irrevocably guaranteed by Bunge Limited

        Bunge Limited may offer from time to time preference shares.

        Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Limited.

        This prospectus provides you with a general description of the preference shares of Bunge Limited and its common shares that may be issued upon the exercise, conversion or exchange of, or as dividends or bonus issues on, as the case may be, the preference shares offered hereby and the debt securities of each of Bunge N.A. Finance L.P and Bunge Limited Finance Corp. The specific terms of the offered securities will be described in a prospectus supplement, which may add to or update the information in this prospectus.

        You should read this prospectus and the applicable prospectus supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the offering. The issuer may sell the offered securities through agents it selects or through underwriters and dealers it selects. If the issuer uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement.

        For a discussion of certain factors that you should consider before investing in the offered securities, see "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2008.

        We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

        The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        Unless the context otherwise requires, the terms "Bunge," "Bunge Limited," "we," "us" and "our" mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common and preference shares of Bunge Limited to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus may be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the headings "Risk Factors" in this prospectus, under the headings "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 1. Business—Business Overview," "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2007 (the "2007 Annual Report"). Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

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  our operations, competitive position, strategy and prospects;

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  industry conditions, including the prices of agricultural commodities, energy and freight, cyclicality of the agribusiness industry, unpredictability of the weather and the impact of crop and animal disease on our business;

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  estimated demand for the commodities and other products that we sell;

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  the effects of economic, political or social conditions and changes in foreign exchange policy or rates;

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  our ability to complete, integrate and benefit from acquisitions, joint ventures and strategic alliances;

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  governmental policies affecting our business, including agricultural and trade policies;

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  our funding needs and financing sources; and

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  the outcome of pending regulatory and legal proceedings.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus or any document incorporated by reference herein or therein not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We would like to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this prospectus, in any prospectus supplement or any document incorporated by reference herein or therein.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Bunge Limited, Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. have filed with the Securities Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, Bunge Limited may, from time to time, sell the preference shares described in the prospectus, in one or more offerings and Bunge N.A. Finance L.P. or Bunge Limited Finance Corp. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Limited as described in the prospectus, in one or more offerings. The preference shares of Bunge Limited and the debt securities of Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. are collectively referred to as "offered securities" and each of Bunge Limited, Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. is referred to as a "Registrant," and collectively as "Registrants," in this prospectus. This prospectus provides you with a general description of the offered securities the Registrants may offer. Each time a Registrant sells offered securities, it will provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act, and accordingly we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.

        Neither Bunge N.A. Finance L.P. nor Bunge Limited Finance Corp. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. are consolidated into our financial statements.

        You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, you may access our SEC filings through the SEC's website at www.sec.gov, and our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus. Copies of reports and other information may also be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934

between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 3, 2008, which we refer to as our 2007 Annual Report.

  •
  Our Current Report on Form 8-K, filed on March 3, 2008.

  •
  Our definitive Proxy Statement filed on April 16, 2007 (but only with respect to the information under the following captions: "Election of Directors," "Section 16(a) Beneficial Ownership Reporting Compliance," "Corporate Governance—Board Meetings and Committees—Audit Committee," "Corporate Governance—Corporate Governance Guidelines and Code of Ethics," "Executive Compensation," "Director Compensation," "Compensation Committee Report," "Share Ownership of Directors, Executive Officers and Principal Shareholders," "Certain Relationships and Related Party Transactions," "Corporate Governance—Board Composition and Independence" and "Appointment of Independent Auditor.")

        We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus.

        Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that such statement is made in any subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

BUNGE LIMITED

Our Business

        We are a leading global agribusiness and food company operating in the farm-to-consumer food chain. We believe we are:

  •
  a world leading oilseed processing company, based on processing capacity;

  •
  the largest producer and supplier of fertilizer to farmers in South America, based on volume; and

  •
  a leading seller of packaged vegetable oils worldwide, based on sales.

        We conduct our operations in three divisions: agribusiness, fertilizer and food products. These divisions include four reporting segments: agribusiness, fertilizer, edible oil products and milling products.

        Agribusiness.    Our agribusiness division is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The principal agricultural commodities that we handle and process are grains and oilseeds, primarily soybeans, rapeseed or canola, sunflower seed, wheat and corn. In addition to our principal agribusiness operations in grains and oilseeds, we also participate in the sugar and sugar-based ethanol markets through our sugar origination and marketing business as well as our sugarcane mill and ethanol production facility in Brazil, which we acquired in 2007. Our agribusiness operations and assets are primarily located in North and South America, Europe, China and India, and we have marketing and distribution offices throughout the world.

        Fertilizer.    Our fertilizer division is involved in every stage of the fertilizer business, from mining of raw materials to the sale of fertilizer products. The activities of our fertilizer division are primarily located in Brazil.

        Food Products.    Our food products division consists of two business segments: edible oil products and milling products. These segments include businesses that produce and sell food products such as edible oils, shortenings, margarines, mayonnaise and milled products such as wheat flours and corn products. The activities of our food products division are primarily located in North America, Europe, Brazil, China and India.

        Bunge Limited is a limited liability company formed under the laws of Bermuda. Bunge Limited's principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

BUNGE N.A. FINANCE L.P.

        Bunge N.A. Finance L.P., a Delaware limited partnership, is an indirect, 100%-owned subsidiary of Bunge Limited. Bunge N.A. Finance L.P. has no independent operations other than acting as a finance company for Bunge. Bunge N.A. Finance L.P. does not, and will not, file separate reports with the SEC.

        Bunge N.A. Finance L.P. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.

BUNGE LIMITED FINANCE CORP.

        Bunge Limited Finance Corp. is an indirect, 100%-owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in the

U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance Corp. and other finance subsidiaries. Bunge Limited Finance Corp.'s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Limited Finance Corp., including holders of the notes, to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" for a discussion of the Bunge master trust structure and the assets it holds. Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware.

        Bunge Limited Finance Corp. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.

RISK FACTORS

        You should consider carefully the risks and uncertainties described below in addition to all the other information included or incorporated by reference into this prospectus before deciding to invest in any offered securities. Our business, financial condition or results of operations could be materially adversely affected by any of the risks and uncertainties described herein or therein. Additional risks not presently known to us or that we currently deem immaterial may also impair our financial condition and business operations. Additional risk factors related to the offered securities and other matters will be included in a prospectus supplement relating to a particular offering of offered securities.

Risks Relating to Our Business and Industries

The availability, demand for and price of agricultural commodities and agricultural commodity products can be affected by weather, disease and other factors beyond our control.

        Weather conditions have historically caused volatility in the agricultural commodity industry and consequently in our operating results by causing crop failures or significantly reduced harvests, which can adversely affect the supply and pricing of the agricultural commodities that we sell and use in our business, reduce the demand for our fertilizer products and negatively affect the creditworthiness of our customers and suppliers. The availability and price of agricultural commodities are also subject to other unpredictable factors, such as plantings, government farm programs and policies, demand from the biofuels industry, price volatility as a result of increased participation by non-commercial market participants in commodity markets and changes in global demand resulting from population growth and changes in standards of living. In addition, the supply and price of agricultural commodities can be affected by factors such as plant disease, including Asian soybean rust, which has in recent years affected soybean crops in Brazil and the United States. Demand for our products can also be adversely affected by the outbreak of disease in livestock and poultry, as further described below under "—We are subject to food and feed industry risks." These factors may cause volatility in the agricultural commodity industry and, consequently, in our operating results.

We are vulnerable to industry cyclicality and increases in raw material prices.

        In the oilseed processing industry, the lead time required to build an oilseed processing plant can make it difficult to time capacity additions with market demand for oilseed products such as meal and oil. When additional processing capacity becomes operational, a temporary imbalance between the supply and demand for oilseed processing capacity might exist, which, until the supply/demand balance is restored, negatively impacts oilseed processing margins. Oilseed processing margins will continue to fluctuate following industry cycles, which could negatively impact our profitability. This is also the case for the fertilizer industry, as availability of raw materials and production capacity may not always be aligned with market demand.

        Our food products and fertilizer divisions may also be adversely affected by increases in the prices of agricultural commodities and fertilizer raw materials that are caused by market fluctuations beyond our control. As a result of competitive conditions in our food products businesses, we may not be able to recoup increases in the cost of raw materials through increases in sales prices for our products, which would adversely affect our profitability. Increases in fertilizer prices due to higher raw material costs could adversely affect demand for our products.

We are subject to economic and political instability and other risks of doing business globally and in emerging markets.

        We are a global business with substantial assets located outside of the United States from which we derive a significant portion of our revenue. Our operations in South America and Europe are a fundamental part of our business. In addition, a key part of our strategy involves expanding our business in several emerging markets, including Eastern Europe and Asia. Volatile economic, political and market conditions in these and other emerging market countries may have a negative impact on our operating results and our ability to achieve our business strategies.

        We are exposed to currency exchange rate fluctuations because a significant portion of our net sales and expenses are denominated in currencies other than the U.S. dollar. Changes in exchange rates between the U.S. dollar and other currencies, particularly the Brazilian real, the Argentine peso and the euro, affect our expenses that are denominated in local currencies, affect farm economics in those markets and may have a negative impact on the value of our assets located outside of the United States.

        We are also exposed to other risks of international operations, including:

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  trade barriers on agricultural commodities and commodity products;

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  inflation and adverse economic conditions resulting from governmental attempts to reduce inflation, such as imposition of wage and price controls and higher interest rates;

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  changes in laws and regulations, including tax laws, or potentially adverse tax regulations in the countries where we operate;

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  difficulties in enforcing agreements or judgments and collecting receivables in foreign jurisdictions;

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  exchange controls or other currency restrictions;

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  increased governmental ownership, including through expropriation, or regulation of the economy in the markets where we operate, including restrictions on foreign ownership; and

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  civil unrest or significant political instability.

        The occurrence of any of these events in the markets where we operate or in other markets where we plan to expand or develop our business could jeopardize or limit our ability to transact business in those markets and could adversely affect our revenues and operating results.

Government policies and regulations affecting the agricultural sector and related industries could adversely affect our operations and profitability.

        Agricultural production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities and commodity products, can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply, demand for and prices of our products, restrict our ability to do business in our existing and target markets and could cause our financial results to suffer.

The expansion of our business through acquisitions, joint ventures and strategic alliances poses risks that may reduce the benefits we anticipate from these transactions.

        We have been an active acquirer of other companies, and we have strategic alliances and joint ventures with several partners. Part of our strategy involves acquisitions, alliances and joint ventures designed to expand and enhance our business. Our ability to benefit from acquisitions, joint ventures and alliances depends on many factors, including our ability to identify acquisition or alliance prospects, access capital markets at an acceptable cost of capital, negotiate favorable transaction terms and successfully integrate any businesses we acquire.

        Integrating businesses we acquire into our operational framework may involve unanticipated delays, costs and other operational problems. If we encounter unexpected problems with one of our acquisitions or alliances, our senior management may be required to divert attention away from other aspects of our businesses to address these problems.

        Acquisitions also pose the risk that we may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence we conduct in connection with an acquisition, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. A material liability associated with an acquisition could adversely affect our reputation and results of operations and reduce the benefits of the acquisition.

We are subject to food and feed industry risks.

        We are subject to food and feed industry risks which include, but are not limited to, product spoilage or contamination, government regulation of the food and feed industry, including processing and labeling regulations, shifting customer and consumer preferences and concerns, including concerns regarding trans-fatty acids and, as further discussed below, genetically modified organisms as well as other environmental concerns, and potential product liability claims. These matters could adversely affect our business and operating results.

        The use of genetically modified organisms (GMOs) in food and animal feed has been met with varying acceptance in the different markets in which we operate. In some of the markets where we sell our products, most significantly the European Union and Brazil, government regulations limit sales or require labeling of GMO products. We may inadvertently deliver products that contain GMOs to customers that request GMO-free products. As a result, we could lose customers, incur liability and damage our reputation. In addition, in certain countries we have been or may be subject to claims or other actions relating to the alleged infringement of intellectual property rights associated with our handling of genetically modified agricultural commodities, which could result in increased costs for our business.

        In addition, certain of our products are used as, or as ingredients in, livestock and poultry feed, and as such, we are subject to demand risks associated with the outbreak of disease in livestock and poultry, including, but not limited to, avian influenza. The outbreak of disease could adversely affect demand for our products used in livestock and poultry feed. A decrease in demand for these products could adversely affect our revenues and operating results.

We face intense competition in each of our divisions.

        We face significant competition in each of our divisions. We have numerous competitors, some of which may be larger and have greater financial resources than we have. In addition, we face significant competitive challenges outlined below.

        Agribusiness.    The markets for our products are highly price competitive and are sensitive to product substitution. We compete against large multinational, regional and national suppliers, processors and distributors and farm cooperatives. Competition is based on price, product and service offerings and geographic location.

        Fertilizer.    The Brazilian fertilizer industry is highly competitive. Competition is based largely on price, quality and service, including customer financing. The relative cost and availability of raw materials, including through the development and exploitation of mines and the efficiency of production facilities and logistics are also important competitive factors.

        Food Products.    The markets for our food products are highly competitive. Our products compete with widely advertised, well-known, branded products, as well as private label and customized products. In addition to price, competition is generally based on product quality, new product introductions, composition and nutritional value, advertising and promotion. In addition, in our edible oil products segment, consolidation in the supermarket industry has resulted in our retail customers demanding lower prices and reducing the number of suppliers with which they do business. Some of the markets in which our food products division operates are also mature markets with slower growth rates. To compete effectively in our food products division, we must establish and maintain favorable brand recognition, efficiently manage distribution, gain sufficient market share, develop products sought by consumers and other customers, implement appropriate pricing, provide marketing support and obtain access to retail outlets and sufficient shelf space for our retail products. Competition could cause us to lose market share, exit certain lines of business, increase expenditures or reduce pricing, each of which could have an adverse effect on our revenues and profitability.

We are subject to environmental regulation in numerous jurisdictions and may be exposed to liability as a result of our handling of hazardous materials and commodity storage operations.

        Our operations are regulated by environmental laws and regulations in the countries where we operate, including those governing the labeling, use, storage, discharge and disposal of hazardous materials. These laws and regulations require us to implement procedures for the handling of hazardous materials and for operating in potentially hazardous conditions, and they impose liability on us for the cleanup of any environmental contamination. In addition to liabilities arising out of our current and future operations for which we have ongoing processes to manage compliance with environmental obligations, we may be subject to liabilities for past operations at current facilities and in some cases to liabilities for past operations by us at facilities that we no longer own or operate. We may also be subject to liabilities for operations of acquired companies. In addition, the storage and processing of our products may create hazardous conditions. For example, we use hexane in our oilseed processing operations, and hexane can cause explosions that could harm our employees or damage our facilities. Our agricultural commodity storage operations also create dust that has caused explosions in our grain elevators. We may incur material costs or liabilities to comply with environmental requirements. In addition, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business, financial condition and results of operations. See "Item 1. Business—Government Regulation" and "Item 1. Business—Environmental Matters" of our 2007 Annual Report.

We advance significant capital and provide other financing arrangements to farmers in Brazil and, as a result, our business and financial results may be adversely affected if these farmers are unable to repay the capital we have advanced to them.

        In Brazil, where there are limited third-party financing sources available to farmers, we provide financing services to farmers from whom we purchase soybeans and other agricultural commodities through prepaid commodity purchase contracts and advances, which are typically secured by the farmer's crop and a mortgage on the farmer's land and other assets. At December 31, 2007 and 2006, we had approximately $1,163 million and $866 million in outstanding prepaid commodity purchase contracts and advances to farmers, respectively. We are exposed to the risk that the underlying crop will be insufficient to satisfy a farmer's obligation under the financing arrangements as a result of weather and crop growing conditions, and other factors that influence the price, supply and demand for agricultural commodities. In addition, any collateral held by us as part of these financing transactions may not be sufficient to fully protect us from loss.

        We also sell fertilizer on credit to farmers in Brazil. At December 31, 2007 and 2006, our total fertilizer segment accounts receivable were $857 million and $746 million, respectively. During 2007, approximately 49% of our fertilizer sales were made on credit. Furthermore, in connection with our fertilizer sales, we issue guarantees to a financial institution in Brazil related to amounts owed the institution by certain of our farmer customers. For additional information on our guarantees, see Note 20 to our consolidated financial statements included as part of our 2007 Annual Report. In the event that the customers default on their obligations to either us or the financial institution under these financing arrangements, we would be required to recognize the associated bad debt expense or perform under the guarantees, as the case may be. Significant defaults by farmers under these financial arrangements could adversely affect our financial condition and results of operations.

We are a capital intensive business and depend on cash provided by our operations as well as access to external financing to operate and expand our business.

        We require significant amounts of capital to operate our business and fund capital expenditures. Our working capital needs are directly affected by the price of agricultural commodities, and our total debt increased $1,063 million at December 31, 2007 compared to December 31, 2006 due primarily to higher global agricultural commodity prices during the year. We are also required to make substantial capital expenditures to maintain, upgrade and expand our extensive network of storage facilities, processing plants, refineries, mills, mines, ports, transportation assets and other facilities to keep pace with competitive developments, technological advances and changing safety standards in our industry. Furthermore, the expansion of our business and pursuit of acquisitions or other business opportunities may require us to have access to significant amounts of capital. If we are unable to generate sufficient cash flows or raise sufficient external financing on attractive terms to fund these activities, we may not be able to achieve our desired operating efficiencies and expansion plans, which may adversely impact our competitiveness and, therefore, our results of operations. In addition, significant unbudgeted increases in our capital expenditures could adversely affect us.

        As of December 31, 2007, we had $4,547 million in total indebtedness. Our indebtedness could limit our ability to obtain additional financing, limit our flexibility in planning for, or reacting to, changes in the markets in which we compete, place us at a competitive disadvantage compared to our competitors that are less leveraged than we are and require us to dedicate more cash on a relative basis to servicing our debt and less to developing our business. This may limit our ability to run our business and use our resources in the manner in which we would like.

        Our debt agreements do not have any credit ratings downgrade triggers that would accelerate the maturity of our debt. However, credit rating downgrades would increase our borrowing costs under our credit facilities and, depending on their severity, could affect our ability to renew existing or to obtain new credit facilities or access the capital markets in the future on favorable terms. We may also be required to post collateral or provide third-party credit support under certain agreements as a result of such downgrades. A significant increase in our borrowing costs could impair our ability to compete effectively in our business relative to competitors with lower amounts of indebtedness and/or higher credit ratings.

Our risk management strategies may not be effective.

        Our business is affected by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates and foreign currency exchange rates. We engage in hedging transactions to manage these risks. However, our hedging strategies may not be successful in minimizing our exposure to these fluctuations. In addition, our control procedures and risk management policies may not successfully prevent our traders from entering into unauthorized transactions that have the potential to impair our financial position. See "Item 7A. Quantitative and Qualitative Disclosures About Market Risk" in our 2007 Annual Report.

We reported two material weaknesses in our internal control over financial reporting, which if not remedied, could continue to adversely affect our internal controls and financial reporting and could lead to materially inaccurate financial reports.

        In connection with our management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2007, we identified two material weaknesses in our internal control over financial reporting, as described in "Item 9A. Controls and Procedures" of our 2007 Annual Report.

        Although we believe we are taking the steps necessary to remediate the material weaknesses, we cannot assure you that the processes, procedures and controls we implement will result in full remediation of the material weaknesses. Any failure to implement required new or improved controls or to remediate the material weaknesses, or difficulties encountered in their implementation, could result in material misstatements in our financial statements or cause us to fail to timely meet our reporting obligations. The occurrence of these events could in turn potentially negatively impact our stock price.

Risks Relating to Our Common Shares

We are a Bermuda company, and it may be difficult for you to enforce judgments against us and our directors and executive officers.

        We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies or corporations incorporated in other jurisdictions. Most of our directors and some of our officers are not residents of the United States, and a substantial portion of our assets and the assets of those directors and officers are located outside the United States. As a result, it may be difficult for you to effect service of process on those persons in the United States or to enforce in the U.S. judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Our bye-laws restrict shareholders from bringing legal action against our officers and directors.

        Our bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against our officers and directors unless the act, or failure to act, involves fraud or dishonesty.

We have anti-takeover provisions in our bye-laws that may discourage a change of control.

        Our bye-laws contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions provide for:

  •
  a classified board of directors with staggered three-year terms;

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  directors to be removed without cause only upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution;

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  restrictions on the time period in which directors may be nominated;

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  our board of directors to determine the powers, preferences and rights of our preference shares and to issue the preference shares without shareholder approval; and

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  an affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution for some business combination transactions, which have not been approved by our board of directors.

        These provisions, as well as any additional anti-takeover measures our board could adopt in the future, could make it more difficult for a third-party to acquire us, even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

We may become a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

        Adverse U.S. federal income tax rules apply to U.S. investors owning shares of a "passive foreign investment company," or PFIC, directly or indirectly. We will be classified as a PFIC for U.S. federal income tax purposes if 50% or more of our assets, including goodwill (based on an annual quarterly average), are passive assets, or 75% or more of our annual gross income is derived from passive assets. The calculation of goodwill will be based, in part, on the then market value of our common shares, which is subject to change. Based on certain estimates of our gross income and gross assets available as of December 31, 2007 and relying on certain exceptions in the applicable U.S. Treasury regulations, we do not believe that we are currently a PFIC. Such a characterization could result in adverse U.S. tax consequences to U.S. investors in our common shares. In particular, absent an election described below, a U.S. investor would be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of gain derived from a disposition of our common shares, as well as certain distributions by us. In addition, a step-up in the tax basis of our common shares would not be available upon the death of an individual shareholder, and the preferential U.S. federal income tax rates generally applicable to dividends on our common shares held by certain U.S. investors would not apply. Since PFIC status is determined on an annual basis and will depend on the composition of our income and assets and the nature of our activities from time to time, we cannot assure you that we will not be considered a PFIC for the current or any future taxable year. If we are treated as a PFIC for any taxable year, U.S. investors may desire to make an election to treat us as a "qualified electing fund" with respect to shares owned (a QEF election), in which case U.S. investors will be required to take into account a pro rata share of our earnings and net capital gain for each year, regardless of whether we make any distributions. As an alternative to the QEF election, a U.S. investor may be able to make an election to "mark to market" our common shares each taxable year and recognize ordinary income pursuant to such election based upon increases in the value of our common shares.

USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, the Registrants will use the net proceeds from the sale of preference shares under this prospectus for working capital and other general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges and preference share dividends for Bunge are set forth below for each year in the five-year period ended December 31, 2007.

        For purposes of computing the following ratios, earnings are defined as pretax income before minority interests in consolidated subsidiaries plus fixed charges and amortization of capitalized interest less capitalized interest and preference share dividend requirements. Fixed charges consist of interest expense (capitalized and expensed), amortization of deferred debt issuance costs, portion of rental expense that is representative of the interest factor and preference share dividend requirements.

	Year Ended December 31,
	2007		2006		2005		2004		2003
Ratio of Earnings to Fixed Charges and Preference Share Dividends	3.60	x	2.49	x	2.66	x	4.41	x	3.71	x

PRICE RANGE OF COMMON SHARES

        The following table sets forth, for the periods indicated, the high and low closing prices of our common shares, as reported on the New York Stock Exchange.

	High	Low
	(US$)
2008
First quarter (to March 10, 2008)	$133.00	$96.00
2007
Fourth quarter	$124.23	$91.74
Third quarter	107.45	81.00
Second quarter	84.50	71.81
First quarter	85.26	70.13
2006
Fourth quarter	$73.17	$57.85
Third quarter	58.65	49.99
Second quarter	61.16	48.23
First quarter	60.29	50.02

        On March 10, 2008, the closing sale price of our common shares, as reported by the New York Stock Exchange, was $96.00. To our knowledge, based on information provided by Mellon Investor Services LLC, our transfer agent, 121,254,915 of our common shares were held by approximately 161 registered holders as of March 7, 2008.

DIVIDEND POLICY

        We intend to pay cash dividends to holders of our common shares on a quarterly basis. In addition, holders of our 4.875% cumulative convertible perpetual preference shares are entitled to annual dividends in the amount of $4.875 per year and holders of our 5.125% cumulative mandatory convertible preference shares are entitled to annual dividends in the amount of $51.25, in each case payable quarterly when, as and if declared by the board of directors in accordance with the terms of such preference shares. Any future determination to pay dividends will, subject to the provisions of Bermuda law, be at the discretion of our board of directors and will depend upon then existing conditions, including our financial condition, results of operations, contractual and other relevant legal or regulatory restrictions, capital requirements, business prospects and other factors our board of directors deems relevant.

        Under Bermuda law, a company's board of directors may not declare or pay dividends from time to time if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

        We paid quarterly dividends on our common shares of $.16 per share in the first two quarters of 2007 and $.17 per share in the last two quarters of 2007. We paid quarterly dividends on our common shares of $.15 per share in the first two quarters of 2006 and $.16 per share in the last two quarters of 2006. We paid a regular quarterly cash dividend of $.17 per share on February 29, 2008 to shareholders of record on February 15, 2008. In addition, we paid a quarterly dividend of $1.21875 per share on our cumulative convertible perpetual preference shares and an initial quarterly dividend of $16.23 per share on our cumulative mandatory convertible preference shares, in each case on March 1, 2008 to shareholders of record on February 15, 2008. On February 29, 2008, we announced that we will pay a regular quarterly cash dividend of $.17 per common share on June 2, 2008 to shareholders of record on May 19, 2008, and that we will pay a quarterly cash dividend of $1.21875 per share on our cumulative convertible perpetual preference shares and $12.8125 per share on our cumulative mandatory convertible preference shares, in each case on June 1, 2008 to shareholders of record on May 15, 2008.

DESCRIPTION OF SHARE CAPITAL

        The following briefly summarizes certain provisions of our memorandum of association, our bye-laws and applicable provisions of Bermuda law that would be important to holders of our common shares and preference shares. The following description may not be complete, may be supplemented in prospectus supplements and is subject to, and qualified in its entirety by reference to, the terms and provisions of our memorandum of association and bye-laws that are exhibits to the registration statement that contains this prospectus.

Share Capital

        Our authorized share capital consists of 240,000,000 common shares, par value $.01 per share, 240,000 Series A Preference Shares, par value $0.01 per share, 6,900,000 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share, 862,500 5.125% cumulative mandatory convertible preference shares, par value $0.01 per share, and 1,997,500 undesignated preference shares, par value $0.01 per share. As of December 31, 2007, we had 121,225,963 common shares issued and outstanding, 6,900,000 4.875% cumulative convertible perpetual preference shares and 862,500 5.125% cumulative mandatory convertible preference shares were issued and outstanding. All of our issued and outstanding shares are fully paid. Our common shares are traded on the New York Stock Exchange under the symbol "BG."

        Pursuant to our bye-laws, and subject to the requirements of any stock exchange on which our shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. Subject to certain exceptions, including public offers for cash, any issuance of common shares or securities convertible into common shares in excess of 20% of the voting power or number of the common shares outstanding before such issuance requires shareholder approval. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

        Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

        In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us.

        Our board of directors has designated 240,000 preference shares as Series A Preference Shares, par value $0.01 per share, 6,900,000 preference shares as 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share and 862,500 preference shares as 5.125% cumulative mandatory convertible preference shares, par value $0.01 per share. The terms of our issued and outstanding 4.875% cumulative convertible perpetual preference shares and 5.125% cumulative mandatory convertible preference shares are described in the related Certificates of Designation filed as exhibits to this registration statement that contains this prospectus. See "Where You Can Find More Information."

        A Prospectus Supplement Will Describe the Specific Terms of a Series of Preference Shares.    If we decide to issue preference shares, our board of directors will determine the financial and other specific terms of the series under a certificate of designation, which we will describe in a prospectus supplement accompanying this prospectus. Those terms may vary from the general terms described below. If there are differences between the prospectus supplement for a series and this prospectus, the prospectus supplement will control.

        Without limitation, the preference shares may be convertible into, or exchangeable for, common shares or shares of any other class or series of shares, if our board of directors so determines.

        The prospectus supplement relating to a particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  the offering price at which we will issue the preference shares;

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  the title, designation of number of preference shares and par value of the preference shares;

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  if our board of directors decides to pay dividends on a series of preference shares, the dividend rate, form of payment or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether (and if so, on what terms and conditions) dividends will be cumulative, and, if cumulative, the dates from which dividends will begin to accumulate and whether unpaid dividends will compound or accrue interest;

  •
  any conversion or exchange rights, and if so, the terms and conditions on which those preference shares may be converted or exchanged;

  •
  whether the preference shares will be subject to redemption (either at our option or at the option of their holders) and the redemption price and other terms and conditions relative to the redemption rights;

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  any liquidation rights or amounts payable in preference of shares of any other class or series in the event of our voluntary or involuntary liquidation, dissolution or winding-up, and whether the preference shares will be entitled to participate generally in distributions on the common shares under those circumstances;

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  any sinking fund provisions with respect to the redemption or purchase of the preference shares;

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  any voting rights in addition to the voting rights provided by Bermuda law, and if so, the terms and extent of those voting rights;

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  a discussion of U.S. federal income tax considerations applicable to a specific series of preference shares; and

  •
  any other relative rights, powers, preferences, privileges, limitations and restrictions that are not inconsistent with our bye-laws, including whether the preference shares are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the preference shares subject to resale.

        Dividends.    Holders of a series of preference shares will be entitled to receive dividends only when, as and if declared by our board of directors from funds available for payment of dividends under Bermuda law. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preference shares. Dividends will be payable to holders of record of preference shares as they appear in our register of members on the record dates fixed by the board of directors. Dividends on any series of preference shares may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. Under Bermuda law, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than the aggregate of our liabilities and our issued share capital and share premium accounts. See "—General Provisions Applicable to Our Share Capital—Dividend Rights" for more information.

        Voting Rights; Transfer Restrictions.    The holders of a series of preference shares will have voting rights as set out in the applicable certificate of designation and described in the applicable prospectus supplement, and any such voting rights will be subject to limitations on voting rights as set out in the applicable certificate of designation and described in that prospectus supplement. In addition, any transfer restrictions applicable to a series of preference shares will also be described in the prospectus supplement applicable thereto.

        Liquidation Preferences.    In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preference shares will have the right described in the applicable prospectus supplement to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common shares or on any securities ranking junior to the preference shares upon liquidation, dissolution or winding-up.

        Redemption.    If so specified in the applicable prospectus supplement, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder's, and may be mandatorily redeemed. Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on preference shares called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

        Conversion or Exchange Rights.    The prospectus supplement relating to any series of preference shares that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

        See also "—General Provisions Applicable to Our Share Capital" for additional information.

General Provisions Applicable to Our Share Capital

        Dividend Rights.    Under Bermuda law, a company's board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Issued share capital is the aggregate par value of our issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        Variation of Rights.    If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.

        Transfer of Shares.    Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares or preference shares may transfer the title to all or any of his common shares or his preference shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although, in the case of a fully paid share, our board of directors may accept the instrument signed only by the transferor. The board may also accept mechanically executed transfers. Share transfers may also be effected through our transfer agent and may be made electronically.

        Meetings of Shareholders.    Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that either the chairman or our board of directors may convene an annual general meeting or a special general meeting. Under our bye-laws, at least twenty-one days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the paid-up voting share capital.

        Any shareholder who wishes to propose business that may properly be moved by a shareholder at a general meeting (other than nomination of persons for election as directors) must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of business to be proposed at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the matters set out in our bye-laws.

        Access to Books and Records and Dissemination of Information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection by members of the public without charge for not less than two hours in any business day. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Election and Removal of Directors.    Our bye-laws provide that our board may consist of between seven and 15 directors, the actual number to be determined by the board from time to time. Our board of directors currently consists of twelve directors. No more than two of our directors may be employed by us or by any other entity in our group. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age. However, our Corporate Governance Guidelines provide that no director having attained the age of 70 shall be nominated for re-election or re-appointment to our board.

        Only persons who are nominated in accordance with our bye-laws are eligible for election as directors. Any shareholder who wishes to nominate a person for election as a director must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a shareholder for election as a director at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the information set out in our bye-laws and, in addition, we may require any nominee to furnish such other information as we may reasonably require to determine the eligibility of such nominee to serve as a director.

        A director may be removed for cause by a majority of shareholder votes cast at a meeting at which a quorum is present, provided notice is given to the director of the shareholders' meeting convened to remove the director. A director may be removed without cause upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, provided notice is given to the director of the shareholders' meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and, if the removal is for cause, a summary of the facts justifying the removal and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

        Our board of directors can fill any vacancy occurring as a result of the removal, resignation, insolvency, death or incapacity of a director. Our board of directors also can appoint persons to fill any newly created directorships, provided that such appointment requires the affirmative vote of not less than 66% of the directors then in office.

        Proceedings of Board of Directors.    Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law requires that our directors be individuals. There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

        The remuneration of our directors is determined by our board of directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

        Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless he or she is disqualified from voting by the chairman of the relevant board meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees' share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

        Waiver of Claims by Shareholders; Indemnification of Directors and Officers.    Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty.

        Merger, Amalgamations and Business Combinations.    The merger or amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the merger or amalgamation agreement to be approved by the company's board of directors and by its shareholders. Such shareholder approval, unless the bye-laws otherwise provide, requires 75% of the shareholders voting at such meeting in respect of which the quorum shall be two persons at least holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or amalgamation (other than with certain affiliated companies) that has been approved by our board must only be approved by a majority of the votes cast at a general meeting of our shareholders at which the quorum shall be two or more persons representing more than one-half of the paid-up share capital carrying the right to vote. Any merger, amalgamation or other business combination (as defined in our bye-laws) not approved by our board must be approved by the holders of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

        Amendment of Memorandum of Association and Bye-Laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders. In the case of the bye-laws relating to election of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-law relating to the removal of directors, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-laws relating to the issuance of shares or other securities or instruments, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of the shares voting.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company's share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

        Appraisal Rights and Shareholder Suits.    Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for such shareholder's shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Capitalization of Profits and Reserves.    Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum credited to a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

        Registrar or Transfer Agent.    A register of holders of the common shares, the 4.875% cumulative convertible perpetual preference shares and the 5.125% cumulative mandatory convertible preference shares is, and of any other preference shares we may issue will be, maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by Mellon Investor Services L.L.C., which does and will serve as branch registrar and transfer agent for the common shares, the 4.875% cumulative convertible perpetual preference shares, the 5.125% cumulative mandatory convertible preference shares and any other preference shares we may issue.

        Untraced Shareholders.    Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for twelve years from the date when such monies became due for payment. In addition, we are entitled to cease sending checks or dividend warrants by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

        Certain Provisions of Bermuda Law.    We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preference shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares or preference shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.

        This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Registration Rights Agreement

        We granted to the shareholders of Mutual Investment Limited, who became shareholders of our company as part of our initial public offering in 2001, certain registration rights under a registration rights agreement. These shareholders currently have piggyback registration rights that provide the right, subject to certain conditions and limitations, to include common shares owned by them in any registration of our common shares or equity securities convertible into or exchangeable for our common shares made by us for our own account or the account of any other person, over a six-year period beginning 180 days after the date of the prospectus relating to our initial public offering of August 2001. These shareholders have the right, therefore, to request that their common shares be included as a part of the registration statement that this prospectus forms a part or on another registration statement, in either case, to provide for resales of their common shares. We believe that, collectively, these shareholders own approximately 36.4 million common shares, all of which are subject to the terms of the registration rights agreement.

DESCRIPTION OF MASTER TRUST STRUCTURE

        Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently. The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York, as trustee. The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.

        A conceptual illustration of the master trust structure is set forth below:

        The intercompany loans held by the master trust are made by two of Bunge Limited's subsidiaries. Bunge Finance Limited, Bunge Limited's 100%-owned subsidiary organized under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries. Bunge Finance North America, Inc., a Delaware corporation and a 100%-owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by us), makes loans to Bunge Limited's U.S. subsidiaries. Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan at the estimated blended cost of funds of the master trust (plus a small profit margin). Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc. Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement. Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York, as trustee.

        We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third-party investors. As of the date of this prospectus, the master trust has issued three outstanding series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates. The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.

        The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. is $7,000,000,000. The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance Corp. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Limited Finance Corp.'s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Limited Finance Corp. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Limited Finance Corp. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2002-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2002-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance Corp. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance Corp.'s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Limited Finance Corp. and other holders of master trust certificates to have the benefit of claims on Bunge Limited's subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2002-1 variable funding certificate is not pledged to the holders of the notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance Corp. and may not be pledged by Bunge Limited Finance Corp. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2002-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance Corp. to the payments made on the series 2002-1 variable funding certificate.

        Bunge Limited Finance Corp. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Limited Finance Corp., the certificate of incorporation of Bunge Limited Finance Corp. requires the vote of at least two directors who are individuals that are "independent" (within the meaning of the certificate of incorporation of Bunge Limited Finance Corp.) of Bunge Limited and its affiliates (except that such independent directors of Bunge Limited Finance Corp. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Limited Finance Corp.'s creditors has made "non-petition" agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance Corp., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance Corp. has been paid in full.

        If Bunge Limited Finance Corp. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited's guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

        Credit facilities and debt issuances that use the master trust structure include the following:

  •
  $600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount;

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  $600 million 3-year revolving credit facility;

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  $850 million five-year revolving credit facility;

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  $1 billion 364-day revolving credit facility;

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  $250 million 3-year term loan facility;

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  $53 million 6.78% Senior Guaranteed Notes, Series B, due September 30, 2009;

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  $351 million 7.44% Senior Guaranteed Notes, Series C, due September 30, 2012;

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  $200 million 7.80% Senior Notes due 2012;

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  $300 million 5.875% Senior Notes due 2013;

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  $500 million 4.375% Senior Notes due 2008;

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  $500 million 5.35% Senior Notes due 2014;

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  $400 million 5.10% Senior Notes due 2015; and

  •
  $770 million of bilateral credit facilities (with maturities ranging from 1 month to 12 months).

        Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens, (3) enter into certain sale-leaseback transactions and (4) incur certain indebtedness by subsidiaries. In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter. All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

DESCRIPTION OF DEBT SECURITIES

        Bunge N.A. Finance L.P. ("BNAF") and Bunge Limited Finance Corp. ("BLFC") may issue debt securities from time to time in one or more distinct series. This section summarizes only certain of the terms of any debt securities that BNAF and BLFC anticipate will be common to all series of debt securities that they may issue. The terms of any series of debt securities that BNAF or BLFC may offer may differ significantly from the common terms described in this prospectus. The specific terms of any series of debt securities that BNAF or BLFC will offer, and any differences from the common terms for an issuance of debt securities by BNAF or BLFC described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus. The debt securities of BNAF and BLFC will be issued under an indenture among BNAF or BLFC, as the case may be, Bunge Limited and a banking or financial institution, as trustee. We have filed forms of indenture for debt securities to be issued by BNAF or BLFC as exhibits to the registration statement of which this prospectus forms a part. The actual indenture that BNAF and BLFC, as the case may be, and Bunge Limited will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

        As this section is a summary of some of the terms of the debt securities that BNAF or BLFC may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the prospectus supplement relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to the debt securities of BNAF or BLFC, as the case may be, because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of the debt securities of BNAF or BLFC. See "Where You Can Find More Information," for information on how to obtain copies of the indenture and any such other documents.

General

        Unless otherwise stated in a prospectus supplement for an offering of debt securities by BNAF or BLFC, as the case may be, debt securities will not be secured by any property or assets of BNAF or BLFC or of Bunge Limited and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BNAF or BLFC, as the case may be.

        You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement. BNAF or BLFC, as the case may be, will establish the following terms before issuance of the series:

  •
  the title of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the ranking of the debt securities;

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  if the debt securities are subordinated, the terms of subordination;

  •
  the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

  •
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

  •
  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

  •
  if the debt securities will be convertible into or exchangeable for common shares or preference shares of Bunge Limited or other debt securities at the option of BNAF or BLFC, as the case may be, or the option of the holders, the provisions relating to such conversion or exchange; the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

  •
  any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

  •
  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

  •
  whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

  •
  any covenants with respect to the debt securities and any changes or additions to the events of default described in this prospectus;

  •
  if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

  •
  any changes or additions to the provisions concerning legal defeasance and covenant defeasance to be contained in the applicable indenture that will be applicable to the debt securities;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

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  if BNAF or BLFC, as the case may be, does not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depositary, whether BNAF or BLFC will issue the debt securities in certificated form or the identity of any alternative depositary;

  •
  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

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  the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

  •
  any provisions requiring BNAF or BLFC, as the case may be, to pay additional amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether BNAF or BLFC will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

        For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.

        In most cases, the indenture will not limit the amount of debt securities that BNAF or BLFC, as the case may be, is authorized to issue from time to time. The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

        BNAF and BLFC may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BNAF and BLFC may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

        There is no requirement that BNAF or BLFC, as the case may be, issue debt securities in the future under the indenture, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

        BNAF and BLFC may issue the debt securities as "original issue discount securities," which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Guarantee of the Debt Securities

        Bunge Limited will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, and interest on, the debt securities and any of the other obligations of BNAF or BLFC, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.

        Bunge Limited's guarantees for senior debt securities of BNAF and BLFC would be unsecured and unsubordinated obligations of Bunge Limited and will rank equally with all other unsecured and unsubordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BNAF or BLFC, as the case may be.

        If BNAF or BLFC, as the case may be, issues subordinated debt securities, Bunge Limited's guarantees for subordinated debt securities of BNAF or BLFC would be unsecured and subordinated obligations of Bunge Limited and will rank equally with all other unsecured and subordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BNAF or BLFC, as the case may be.

Covenants

        A prospectus supplement related to an issuance of debt securities by BNAF or BLFC, as the case may be, will set forth covenants that will impose limitations and restrictions on BNAF or BLFC, and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries.

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, each of the following will be an event of default under the indenture for debt securities of BNAF or BLFC, as the case may be:

    (1)
    the default in any payment of interest on any note when due, continued for 30 days;

    (2)
    the default in the payment of principal of, or premium, if any, on, any note when due at its stated maturity, upon optional redemption or otherwise, upon declaration of acceleration or otherwise;

    (3)
    the failure by BNAF or BLFC, as the case may be, or Bunge Limited to comply for 60 days after written notice with its other agreements contained in the indenture;

    (4)
    the failure of BNAF or BLFC, as the case may be, Bunge Limited or any subsidiary of Bunge Limited (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $50,000,000; or

    (5)
    certain events of bankruptcy, insolvency or reorganization of BNAF or BLFC, as the case may be, Bunge Limited and certain subsidiaries of Bunge Limited.

A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding notes notify BNAF or BLFC, as the case may be, or Bunge Limited, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.

        If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to BNAF or BLFC, as the case may be, or the holders of at least 25% in principal amount of the outstanding notes of a particular series by written notice to BNAF or BLFC, as the case may be, and the trustee, may, and the trustee at the request of such holders shall, declare the principal of and premium, if any, and accrued and unpaid interest, if any, on all the notes of a particular series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on all the notes of a particular series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding notes of a particular series may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes of such series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of and premium, if any, and interest on the notes of a particular series that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture of a particular series of notes at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  •
  such holder has previously given the trustee written notice that an event of default under the indenture is continuing;

  •
  holders of at least 25% in principal amount of the outstanding notes of a particular series have requested in writing that the trustee pursue the remedy;

  •
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding notes of a particular series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a particular series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the interest of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of and premium, if any, or interest on any note of a particular series, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, BNAF or BLFC, as the case may be, will be required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Amendments and Waivers

        Modifications and amendments of an indenture may be made by BNAF or BLFC, as the case may be, Bunge Limited and the trustee with the consent of the holders of a majority in principal amount of the notes then outstanding under the applicable indenture (including consents obtained in connection with a tender offer or exchange offer for the notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  •
  reduce the amount of notes whose holders must consent to an amendment of the applicable indenture or notes;

  •
  reduce the stated rate of or extend the stated time for payment of interest on any note;

  •
  reduce the principal of or change the stated maturity of any note;

  •
  reduce the amount payable upon the redemption of any note;

  •
  make any note payable in money other than that stated in the note;

  •
  impair the right of any holder to receive payment of principal of and premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  •
  make any change in the amendment provisions which requires each holder's consent or in the waiver provisions; or

  •
  release Bunge Limited or modify the guarantee other than in accordance with the applicable indenture.

        The holders of a majority in aggregate principal amount of an issuance of outstanding notes, on behalf of all holders of notes, may waive compliance by BNAF or BLFC, as the case may be, with certain restrictive provisions of the applicable indenture. Subject to certain rights of the trustee as provided in the applicable indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders, may waive any past default under the applicable indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the applicable indenture cannot be modified or amended without the consent of the holder of each note that is affected.

        Without the consent of any holder, BNAF or BLFC, as the case may be, Bunge Limited and the trustee may modify or amend the indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor or continuing company of the obligations of BNAF or BLFC, as the case may be, or Bunge Limited;

  •
  provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the Code), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

  •
  add additional guarantees with respect to any series of notes issued by BNAF or BLFC, as the case may be;

  •
  secure any series of notes;

  •
  add to the covenants of BNAF or BLFC, as the case may be, or Bunge Limited for the benefit of the holders or surrender any right or power conferred upon BNAF or BLFC, as the case may be, or Bunge Limited;

  •
  make any change that does not adversely affect the interests of any holder;

  •
  provide for the issuance of additional notes; or

  •
  comply with any requirement of the U.S. Securities and Exchange Commission in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

Defeasance

        BNAF and BLFC at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of the notes, replacing mutilated, destroyed, lost or stolen notes and maintaining a registrar and paying agent in respect of the notes. If BNAF or BLFC, as the case may be, exercises its legal defeasance option, the guarantee will terminate with respect to that series.

        BNAF and BLFC at any time may terminate its obligations under certain covenants contained in the indenture and the events of default described in clauses (3), (4) and (5) under "—Events of Default" ("covenant defeasance").

        BNAF and BLFC may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If BNAF or BLFC, as the case may be, exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If BNAF or BLFC, as the case may be, exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default specified in clause (3), (4) or (5) under "—Events of Default" above.

        In order to exercise either defeasance option, BNAF or BLFC, as the case may be, must irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal of and premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, holders of notes would have to rely solely on the trust deposit for the payment of the notes and could not look to BNAF or BLFC, as the case may be, or Bunge Limited for payment in the event of any shortfall.

Governing Law

        The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Jurisdiction

        Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Currency Indemnity

        The obligation of BNAF and BLFC to make any payments under the indenture, the notes or of Bunge Limited under the guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the indenture, the notes or the guarantee will constitute a discharge of Bunge Limited's obligation only to the extent of the amount in U.S. dollars that the holder of notes is able to purchase with the amount such holder receives or recovers. If the amount of U.S. dollars purchased by such holder of notes is less than the amount expressed to be due to such holder, Bunge Limited will indemnify the holder against any loss sustained as a result. In any event, Bunge Limited will indemnify the holder against the cost of any such purchase applicable guarantee without first proceeding against BNAF or BLFC, as the case may be.

The Trustee Under the Indenture

        It is expected that the trustee under the indenture for the debt securities of BNAF and BLFC will be U.S. Bank National Association. The trustee for each issuance of debt securities will be identified in the prospectus supplement relating to the issuance of debt securities. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

BOOK ENTRY, DELIVERY AND FORM

Holders of Debt Securities

        Book-Entry Holders.    BNAF and BLFC will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        Under the indenture, BNAF and BLFC will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BNAF and BLFC will recognize only the depositary as the holder of the debt securities and BNAF and BLFC will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

        The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a holder, of the debt securities.

        Street Name Holders.    In the future BNAF and BLFC may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in "street name." Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

        For debt securities held in street name, BNAF and BLFC will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a holder, of those debt securities.

        Legal Holders.    The obligations of BNAF and BLFC as well as the obligations of the trustee and those of any third parties employed by BNAF or BLFC, as the case may be, or the trustee, run only to the legal holders of the debt securities. BNAF and BLFC have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BNAF and BLFC are issuing the debt securities only in global form.

        For example, once BNAF or BLFC, as the case may be, makes a payment or give a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if BNAF or BLFC wants to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve BNAF or BLFC of the consequences of a default or of our obligation to comply with a particular provision of the indenture) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.

        When BNAF or BLFC refers to you, BNAF or BLFC means those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When BNAF or BLFC refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        BNAF and BLFC will each issue each debt security under the indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.

        BNAF and BLFC will deposit global securities with the depositary identified in the prospectus supplement. After BNAF or BLFC issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        BNAF, BLFC and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BNAF, BLFC, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        BNAF and BLFC expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. BNAF and BLFC also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

  •
  the depository notifies BNAF or BLFC, as the case may be, that it is unwilling, unable or no longer qualified to continue as depository for that global security and BNAF or BLFC, as the case may be, does not appoint another institution to act as depository within 90 days;

  •
  if BNAF or BLFC, as the case may be, notifies the trustee that it wishes to terminate that global security; or

  •
  if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

        Holders may exchange or transfer their certificated debt securities at the office of the trustee. BNAF and BLFC will initially appoint the trustee to act as their agent for registering debt securities in the names of holders and transferring debt securities. BNAF or BLFC may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder's proof of legal ownership.

        If BNAF or BLFC has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BNAF and BLFC may appoint additional registrars or cancel the appointment of any particular registrar.

        If any debt securities are redeemable or may be repurchased and BNAF or BLFC, as the case may be, redeems or repurchases less than all those debt securities, BNAF or BLFC, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BNAF or BLFC, as applicable, mails the notice of redemption or repurchase and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. BNAF and BLFC may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BNAF and BLFC will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

        BNAF and BLFC will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BNAF and BLFC will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BNAF or BLFC indicates otherwise in the applicable prospectus supplement, BNAF or BLFC, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

        BNAF or BLFC, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.

        Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, BNAF and BLFC will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

        Paying Agent.    Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BNAF or BLFC, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BNAF and BLFC must maintain a paying agent in each place of payment for each series of debt securities.

        Regardless of who acts as paying agent, all money paid by BNAF or BLFC, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BNAF or BLFC, as applicable. After that two-year period, the holder may look only to BNAF or BLFC, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION

        The Registrants may sell the offered securities:

  •
  through agents;

  •
  to or through underwriters; or

  •
  directly to other purchasers.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

        The Registrants (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from the Registrants or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell the offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Registrant and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        The Registrant of the particular issue of offered securities will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        If so indicated in the prospectus supplement relating to a particular issue of offered securities, the Registrant will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from it under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

        The validity of the preference shares and common shares offered by Bunge Limited under this prospectus and other legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. James M. Macdonald, a partner of Conyers Dill & Pearman, serves as Bunge Limited's secretary. The validity of the debt securities offered by Bunge N.A. Finance L.P. and Bunge Limited Finance Corp. and the related guarantees by Bunge Limited will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoptions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, on January 1, 2007, Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$	*
Printing and engraving		50,000
Legal fees and expenses		500,000
Accounting fees		150,000

Total		700,000

    *
    Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act

Item 15.    Indemnification of Directors and Officers.

Bunge Limited

        Section 98 of the Companies Act 1981 (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. In addition, a company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by such director, officer or auditor in defending any civil or criminal proceedings against them, on condition that such person shall repay the advance if any allegation of fraud or dishonesty is proved against them.

        Bunge Limited has adopted provisions in its bye-laws that provide that Bunge Limited shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Bunge Limited's bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of Bunge Limited, against any of Bunge Limited's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. The indemnification provided in Bunge Limited's bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty. Section 98A of the Companies Act permits Bunge Limited to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not Bunge Limited may otherwise indemnify such officer or director.

        Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to its directors, secretaries and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Bunge N.A. Finance L.P.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides generally that a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Bunge N.A. Finance L.P. has adopted provisions in its Agreement of Limited Partnership that provide that Bunge N.A. Finance L.P. shall indemnify its officers and directors and its general partners in respect of their actions and omissions in connection with the conduct of the business or affairs of Bunge N.A. Finance L.P., to the extent they acted in good faith and in a manner reasonably believed not to be adverse to the interests of Bunge N.A. Finance L.P. However, the indemnity is not available with respect to any action brought by such person against the Partnership.

        Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge N.A. Finance L.P.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Bunge Limited Finance Corp.

        Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law ("GCL"), Article Seven of the certificate of incorporation of Bunge Limited Finance Corp. eliminates the personal liability of directors to Bunge Limited Finance Corp. or its shareholders for monetary damages for breach of fiduciary duty. Directors remain liable for (1) any breach of the duty of loyalty to Bunge Limited Finance Corp. or its shareholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the GCL, which proscribes the payment of dividends and share purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

        Under Article Seven of the Certificate of Incorporation and in accordance with Section 145 of the GCL, Bunge Limited Finance Corp. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of Bunge Limited Finance Corp. to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer, employee or agent of Bunge Limited Finance Corp., or is or was serving in such capacity at the request of Bunge Limited Finance Corp. for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Bunge Limited Finance Corp., and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

        Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Bunge Limited Finance Corp., only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

        Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge Limited Finance Corp.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge

Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.    List of Exhibits.

  (a)
  Exhibits

          See the index to exhibits that appears immediately following the signature pages to this registration statement.

  (b)
  Financial Statement Schedule

          Not applicable.

Item 17.    Undertakings.

        The undersigned Registrants hereby undertake:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

          That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Bunge Limited's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 12th day of March, 2008.

BUNGE LIMITED
By:	/s/ ALBERTO WEISSER Name: Alberto Weisser Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALBERTO WEISSER Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	March 12, 2008
* Jacqualyn A. Fouse	Chief Financial Officer	March 12, 2008
* Karen Roebuck	Controller	March 12, 2008
* Jorge Born, Jr.	Deputy Chairman and Director	March 12, 2008
* Ernest G. Bachrach	Director	March 12, 2008
* Enrique H. Boilini	Director	March 12, 2008
* Michael H. Bulkin	Director	March 12, 2008
* Octavio Caraballo	Director	March 12, 2008
* Francis Coppinger	Director	March 12, 2008
* Bernard de La Tour d'Auvergne Lauraguais	Director	March 12, 2008

* William Engels	Director	March 12, 2008
* Paul H. Hatfield	Director	March 12, 2008
* L. Patrick Lupo	Director	March 12, 2008
* Larry G. Pillard	Director	March 12, 2008
/s/ ALBERTO WEISSER Bunge Limited, U.S. Office By: Alberto Weisser Chief Executive Officer	Authorized Representative in the United States	March 12, 2008
*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ ALBERTO WEISSER Alberto Weisser	Attorney-in-Fact	March 12, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 12th day of March, 2008.

BUNGE N.A. FINANCE L.P.
By:	Bunge Canada Holdings II ULC, a general partner
/s/ CARL HAUSMANN Name: Carl Hausmann Title: President
By:	Bunge Alberta I ULC, a general partner
/s/ CARL HAUSMANN Name: Carl Hausmann Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Jacqualyn A. Fouse	President (Principal Executive Officer)	March 12, 2008
* Michael M. Scharf	Vice President (Principal Financial Officer)	March 12, 2008
* Karen Roebuck	Controller	March 12, 2008
/s/ CARL HAUSMANN Carl Hausmann	Director of Bunge Canada Holdings II ULC	March 12, 2008
* Michael M. Scharf	Director of Bunge Canada Holdings II ULC	March 12, 2008
/s/ CARL HAUSMANN Carl Hausmann	Director of Bunge Alberta I ULC	March 12, 2008
* Michael M. Scharf	Director of Bunge Alberta I ULC	March 12, 2008
* Herbert Schafer	Director of Bunge Alberta I ULC	March 12, 2008

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ CARL HAUSMANN Carl Hausmann	Attorney-in-Fact	March 12, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 12th day of March, 2008.

BUNGE LIMITED FINANCE CORP.
By:	/s/ HUNTER SMITH Name: Hunter Smith Title: President

        Each person whose signature appears below hereby constitutes and appoints Jacqualyn A. Fouse and Karen Roebuck, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and/or the Registrar of Companies in Bermuda, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HUNTER SMITH Hunter Smith	President and Director	March 12, 2008
/s/ JOHN GILSINN John Gilsinn	Treasurer	March 12, 2008
/s/ JACQUALYN A. FOUSE Jacqualyn A. Fouse	Director	March 12, 2008
/s/ HOWARD HENNIGAR Howard Hennigar	Director	March 12, 2008
/s/ WILLIAM MURRAY William Murray	Director	March 12, 2008
/s/ CARLETON PEARL Carleton Pearl	Director	March 12, 2008
/s/ KAREN ROEBUCK Karen Roebuck	Director	March 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1+	Form of Underwriting Agreement for Perpetual Preference Shares of Bunge Limited (incorporated by reference from Bunge Limited's Form 8-K filed November 20, 2006)
1.2+	Underwriting Agreement for Mandatory Preference Shares of Bunge Limited (incorporated by reference from Bunge Limited's Form 8-K filed November 7, 2007)
1.3**	Form of Underwriting Agreement
3.1+	Memorandum of Association of Bunge Limited (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 13, 2001)
3.2+	Bye-laws of Bunge Limited, as amended May 26, 2006 (incorporated by reference from Bunge Limited's Form S-3ASR (No. 333-138662) filed November 11, 2006)
3.3°	Certificate of Limited Partnership of Bunge N.A. Finance L.P.
3.4°	Agreement of Limited Partnership of Bunge N.A. Finance L.P.
3.5+	Certificate of Incorporation of Bunge Limited Finance Corp. (incorporated by reference from Bunge Limited's Registration Statement on Form F-4 (No. 333-104975) filed May 5, 2003)
3.6+	By-laws of Bunge Limited Finance Corp. (incorporated by reference from Bunge Limited's Registration Statement on Form F-4 (No. 333-104975) filed May 5, 2003)
4.1+	Form of Common Share Certificate of Bunge Limited (incorporated by reference from Bunge Limited's Form 10-K filed March 3, 2008)
4.2+	Certificate of Designation for Cumulative Convertible Perpetual Preference Shares of Bunge Limited (incorporated by reference from Bunge Limited's Form 8-K filed November 20, 2006)
4.3+	Form of Cumulative Convertible Perpetual Preference Share Certificate of Bunge Limited (incorporated by reference from Bunge Limited's Form 8-K filed November 20, 2006)
4.4+	Certificate of Designation for Cumulative Mandatory Convertible Preference Shares of Bunge Limited (incorporated by reference from Bunge Limited's Form 8-K filed November 7, 2007)
4.5+	Form of Cumulative Mandatory Convertible Preference Share Certificate of Bunge Limited (included in Exhibit 4.4)
4.6+
Registration Rights Agreement dated as of June 25, 2001 between Bunge Limited and the shareholders of Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 13, 2001)
4.7+
Indenture, dated March 22, 2007, by and among Bunge Limited, Bunge N.A. Finance L.P. and U.S. Bank National Association (including the form of Senior Note) (incorporated by reference from Bunge Limited's Form 8-K filed March 22, 2007)
4.8*	Form of Indenture with respect to Senior Notes of Bunge Limited Finance Corp., guaranteed by Bunge Limited (including the form of senior note)
5.1°	Opinion of Conyers Dill & Pearman as to validity of Preference Shares and common shares to be issued pursuant thereto
5.2°	Opinion of Winston & Strawn LLP as to validity of Debt Securities of Bunge N.A. Finance L.P. and the related Guarantee by Bunge Limited
5.3°	Opinion of Conyers Dill & Pearman as to validity of guarantees of Bunge Limited with respect to Debt Securities issued by Bunge N.A. Finance L.P.

5.4*	Opinion of Winston & Strawn LLP as to validity of Debt Securities of Bunge Limited Finance Corp. and the related Guarantee by Bunge Limited
5.5*	Opinion of Conyers Dill & Pearman as to validity of guarantees of Bunge Limited with respect to Debt Securities issued by Bunge Limited Finance Corp.
12.1+	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12.1 filed with Bunge Limited's Form 10-K for the year ended December 31, 2007)
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2°	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3°	Consent of Winston & Strawn LLP (included in Exhibit 5.2)
23.4°	Consent of Conyers Dill & Pearman (included in Exhibit 5.3)
23.5*	Consent of Winston & Strawn LLP (included in Exhibit 5.4)
23.6*	Consent of Conyers Dill & Pearman (included in Exhibit 5.5)
24.1*	Power of Attorney of Bunge Limited
24.2°	Power of Attorney of Bunge Limited and Bunge N.A. Finance L.P.
24.3*	Power of Attorney of Bunge N.A. Finance L.P.
24.4*	Power of Attorney of Bunge Limited Finance Corp. (included on signature page of Part II of this Registration Statement)
25.1°	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge N.A. Finance L.P., guaranteed by Bunge Limited
25.2*	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge Limited Finance Corp., guaranteed by Bunge Limited

°
Previously filed.

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of debt securities of Bunge N.A. Finance L.P. or Bunge Limited Finance Corp.

+
Incorporated by reference.